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                                  EXHIBIT 4.6

                        Specimen of Warrant Certificate



  NUMBER                          (KYZEN LOGO)                     WARRANTS

W                                    KYZEN                      FOR THE PURCHASE
                                  CORPORATION                   OF SHARES OF
                                                                CLASS A COMMON
                                                                STOCK

                REDEEMABLE CLASS A COMMON STOCK PURCHASE WARRANT

                                                               CUSIP 501596 11 8
                           VOID AFTER AUGUST 4, 2000

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     THIS CERTIFIES that



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is entitled to purchase from KYZEN CORPORATION, a Utah corporation (hereinafter called the "Company") upon the surrender of this Warrant to the Company at the principal office of the Warrant Agent hereinafter mentioned (or of its successor as Warrant Agent), provided, and only if, this Warrant shall be surrendered at any time on and after February 4, 1996 and before the close of business on August 4, 2000, the number of fully paid and nonassessable shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), set forth above, evidenced by a certificate therefor, upon payment of the Warrant Price for the number of shares in respect of which this Warrant is exercised; provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned, the number of shares of Class A Common Stock which may become purchasable pursuant to this Warrant may be adjusted, or property other than shares of Class A Common Stock may become purchasable pursuant to this Warrant. The Warrant Price at which the Class A Common Stock shall be purchasable upon the exercise of Warrants shall be $5.00 per share payable upon the exercise of this Warrant, either in cash or by certified or official bank check, in United States dollars, to the order of the Warrant Agent. No adjustment shall be made for any dividends on any shares of stock issuable upon exercise of this Warrant and no fractional shares shall be issued. The right of purchase represented by this Warrant is exercisable, at the election of the registered holder hereof, either as an entirety or from time to time for part only of the shares specified herein and, in the event that this Warrant is exercised in respect of less than all of such shares, a new Warrant for the remaining number of such shares will be issued on such surrender.

     The Warrant is issued under, and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of August 3, 1995, between the Company and American Stock Transfer & Trust Company, a Warrant Agent, to all the terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holder hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of said Warrant Agreement are on file at the office of said Warrant Agent. The Company shall not be required upon the exercise of this Warrant to issue fractions of shares, but shall make adjustment therefor in cash or, at its option, shall issue scrip in lieu thereof, all as provided in said Warrant Agreement.

     This Warrant may be redeemed by the Company, at its option, at any time on or after February 4, 1996 on thirty days' prior written notice, at $0.05 per Warrant, if either the closing price of the Class A Common Stock on the Boston Stock Exchange or the closing bid quotation of the Class A Common Stock on the NASDAQ Small Cap Market has equalled or exceeded $7.50 for ten consecutive trading days. The redemption price is subject to adjustment based on adjustments to the Warrant Price. This Warrant may not be exercised after the close of business on the day preceding the redemption date.

     The Warrant is transferable at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement, and upon surrender of this Warrant. Upon any such transfer, a new Warrant or new Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Class A Common Stock will be issued to the transferee in exchange for this Warrant.

     This Warrant and similar Warrants when surrendered at the office of the Warrant Agent (or its successor as warrant agent) by the registered holder in person or by attorney duly authorized in writing may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Class A Common Stock.

     This Warrant may be exercised only if a current prospectus relating to the Class A Common Stock is then in effect and only if the shares of Class A Common Stock are qualified for sale under the securities law of the state or states in which the Warrantholder resides.

     If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Class A Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

     This Warrant shall not be valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, Kyzen Corporation has caused to be printed herein the facsimile signature of its President as of the date written above.

(THIS WARRANT HAS BEEN CHANGED TO REDEEMABLE COMMON STOCK PURCHASE WARRANT)

(THE EXPIRATION DATE OF THIS WARRANT HAS BEEN EXTENDED TO AUGUST 4, 2002)

(THE STATE OF INCORPORATION CHANGED TO TENNESSEE)

Dated:
                                                            KYZEN CORPORATION
          ATTEST:

                          (KYZEN CORPORATION UTAH)       By:
                              (CORPORATE SEAL)

/s/ Michael L. Bixannen                                      /s/


               VICE PRESIDENT                                       PRESIDENT


Countersigned:
   AMERICAN STOCK TRANSFER & TRUST COMPANY
            (New York, New York)   Warrant Agent
By:


                            Authorized Signature
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                              ELECTION TO PURCHASE
                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

     The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase _____ shares of Class A Common Stock ("Class A Common Stock") of Kyzen Corporation (the "Company") and herewith tenders $______ in payment for such shares and any applicable taxes payable by the undersigned in cash or a certified or official bank check payable to the order of the Company in accordance with the terms hereof.

     The undersigned requests that a certificate for such shares be registered in the name of:
_______________________________________________________________________________
  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF PERSON IN WHOSE
                        NAME SHARES ARE TO BE REGISTERED

_______________________________________________________________________________

whose address is ______________________________________________________________

_______________________________________________________________________________
and that such certificate shall be delivered to

_______________________________________________________________________________

whose address is ______________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

If the specified number of shares is less than all of the shares represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the right to purchase the remaining balance of the shares be registered in the name of

________________________________________________________________________________
  PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF PERSON IN WHOSE
                  NAME WARRANT CERTIFICATE IS TO BE REGISTERED

________________________________________________________________________________

whose address is _______________________________________________________________

________________________________________________________________________________

DATED: ______________________, 19 ______

Signature Guaranteed:

________________________________________________________________________________
(Required if an assignment of shares acquired on exercise or an assignment of Warrants remaining after exercise is made upon exercise. The signature must be guaranteed by a duly authorized officer of a commercial bank or trust company in the United States or member of a registered national securities exchange.)

Signature:

_____________________________________________________________________________
(Signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.)

                                   ASSIGNMENT
       (To be executed by the registered holder if such holder desires to transfer this Warrant Certificate)

     FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers ___________ Warrants unto _________________________________________

______________________________________________________________________________


______________________________________________________________________________
                  (PLEASE PRINT NAME AND ADDRESS OF ASSIGNEE)

together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

______________________________________________________________________ Attorney
to transfer said Warrants on the books of the within-named Company, with full power of substitution.

     If said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate shall be issued in the name of and delivered to the undersigned for such portion of the Warrants not so sold, assigned or transferred.

DATED: _____________________________________________________________

____________________________________________________________________
(Insert Social Security or Tax Identification Number of Assignee)

Signature Guaranteed:

________________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Signature:

________________________________________________________________________________
(Signature must conform in all respects to name of holder as specified on the face of this certificate, in every particular, without alteration or enlargement or any change whatever.)